Exhibit 10.6





                           MEMORANDUM OF UNDERSTANDING

                                     between

                             Globecomm Systems Inc.

                                 NetSat Express

                                       and

                              OmniVision Maroc SARL
                                 a subsidiary of
                         Nostrad Telecommunications Inc.

Globecomm Systems Inc., hereinafter referred to as the "Globecomm" 45 Oser Avenue, Hauppauge, New York 11788 and OmniVision Maroc SARL a subsidiary of Nostrad Telecommunications Inc. hereinafter referred to as the "OVM" located at Villa Yasmina, 31 Ave. Tarik Inb Ziad, Rabat Morocco;

Considering   OVM's   interest  in   developing  a  VSAT  Network  and  wireless
telecommunications infrastructure in Morocco, it is hereby agreed that Globecomm/NetSat will provide proposal preparation support, engineering, technical, project management services and equipment to OVM. These services will be provided at agreed upon terms and conditions, as the scope of the various projects' dictates

Term of this Memorandum of Understanding ("MOU");

It is agreed that this MOU shall be in effect for a period of 360 days, or until a formal long term contract or technical service agreement is approved by the boards of each of the parties to this agreement, unless a further extension of the MOU is agreed by the parties. During the term of this MOU it is agreed that neither party will circumvent or otherwise disrupt the intent of this MOU for projects that the Parties have agreed to work together on, or OVM has contracted with Globecomm for provision of services.

                                    ARTICLE 1

The objective of this Memorandum of Understanding ("MOU") shall be for the parties to this MOU to jointly cooperate in developing and implementing a VSAT Network and Wireless Telecommunications Infrastructure in Morocco. In addition for Globecomm to provide to OVM various technical and project management support services.

                                   ARTICLE II

The OVM will provide Globecomm, with a project overview and other documentation in order for Globecomm to determine and recommend the most appropriate services and costing required to serve the needs of projects submitted to Globecomm.

                                   ARTICLE III

The parties anticipate that under this MOU, it may be necessary for either party to transfer to the other information of a proprietary nature. It is hereby agreed that the parties will enter into a Non Disclosure Agreement (attached as Appendix "A" to this agreement) which will remain in effect during the terms of this agreement. Globecomm further understands that disclosure of this agreement may be necessary under material fact disclosure under the SEC rules in the United States.

                                   ARTICLE IV

Inventions shall remain the property of the originating party. In the event of joint inventions, the parties shall establish their respective rights by negotiations between themselves. In this regard, it is recognized and agreed that the parties may be required to and shall grant licenses or rights to each other with respect to any such inventions.

                                    ARTICLE V

Globecomm understands that in the course of discussions regarding the VSAT Network with various government officials in Morocco it will be necessary for OVM to disclose the terms of this MOU. It may also be necessary for OVM to disclose that Globecomm International is proving services to OVM. It is further agreed that Globecomm authorizes OVM to use Globecomm's corporate brochures, outlining telecommunications services, previous project experience and references in pre qualification submissions, subject to prior approval by Globecomm.

                                   ARTICLE VI

In the event of disagreements or differences in the defined scope of this MOU, both parties agree to binding arbitration in New York.

The Memorandum of Understanding shall be effected from the date of its signing and be valid for the duration of 360 days from the date, and will be renewed by agreement of both parties to extend the memorandum of understanding.

This Memorandum of Understanding may be terminated by either party by written notice 120 days in advance. In case the MOU ceases to be in effect on account of termination thereof, the provisions and Articles herein shall continue to apply to the extent necessary to secure the implementation of the existing activities as agreed upon in the Articles herein.

Signed this 16th day of July 1999, in 2 (two) originals, all of the texts being equally authentic.

For an on behalf of;
Globecomm International Inc.                )
                                            )------------------------------
                                            )
For and on behalf of;
OmniVision Maroc SARL                       )
And                                         )------------------------------
Nostrad Telecommunications Inc.             )        Chris Farnworth
                                            )        Director/Snr. V.P.